Exhibit 99.1

NEWS RELEASE

Media Contact:               Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contact:         Patrick Billings
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY’S SECOND-QUARTER 2017 EARNINGS RISE

•	Strong Performance Drives Increase in 2017 Earnings Guidance

•	Company Affirms 2018 Earnings-Per-Share Guidance Range of $5.30 to $5.80

•	Positive Regulatory Developments Include Approval of Two-Year Cost-of-Capital Extension, Resumption of Injections at Aliso Canyon Natural Gas Storage Facility

SAN DIEGO, Aug. 4, 2017 - Sempra Energy (NYSE: SRE) today reported second-quarter 2017 earnings of $259 million, or $1.03 per diluted share, up from $16 million, or $0.06 per diluted share, in the second-quarter 2016. On an adjusted basis, Sempra Energy’s second-quarter 2017 earnings increased to $276 million, or $1.10 per diluted share, from $200 million, or $0.79 per diluted share, in last year’s second quarter.
“Increased operating earnings in our utility and infrastructure businesses through the first half of the year allow us to raise our 2017 earnings guidance,” said Debra L. Reed, chairman, president and CEO of Sempra Energy. “Strong operating results were coupled with positive regulatory outcomes, including the final regulatory decision in the Cost-of-Capital proceeding, which provides greater visibility to earnings at our California utilities over the next two years. Earlier this week, Southern California Gas Co. was able to resume limited injections at the Aliso Canyon natural gas storage facility after receiving regulatory approval in mid-July. Additionally, our Mexican business continues to expand, taking an important step forward in developing infrastructure for the promising new liquids market in Mexico.”

Sempra Energy’s earnings for the first six months of 2017 were $700 million, or $2.77 per diluted share, compared with $369 million, or $1.47 per diluted share, in the first six months of 2016. Adjusted earnings for the first six months of 2017 were $714 million, or $2.83 per diluted share, compared with $625 million, or $2.48 per diluted share, in the first six months of 2016.
These results reflect certain significant items as described in the following table of GAAP earnings, reconciled to adjusted earnings, for the second quarter and first six months of 2017 and 2016:

	Three months
	ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
(Unaudited; Dollars, except EPS, and shares, in millions)				As Recast	Adjustment for Share- Based Comp.(1)	As Originally Reported

GAAP Earnings	$259	$16	$700	$369	$(34)	$335

Losses Related to Termoeléctrica de Mexicali (TdM) Held For Sale	45	2	42	26	—	26

(Recoveries) Losses Related to Permanent Releases of Pipeline Capacity	(28)	123	(28)	123	—	123

Tax Repairs Adjustments Related to General Rate Case (GRC)	—	80	—	80	—	80

Retroactive Q1-16 GRC Benefit	—	(21)	—	—	—	—

Loss Related to Rockies Express Pipeline	—	—	—	27	—	27

Adjusted Earnings(2)	$276	$200	$714	$625	$(34)	$591

Diluted weighted-average shares outstanding	253	252	253	252	252	252

GAAP EPS	$1.03	$0.06	$2.77	$1.47	$(0.14)	$1.33

Adjusted EPS(2)	$1.10	$0.79	$2.83	$2.48	$(0.14)	$2.35

(1) Reflects adoption of Accounting Standards Update 2016-09 as of Jan. 1, 2016. For more information, refer to Sempra Energy's Form 10-Q.
(2) Sempra Energy adjusted earnings and adjusted EPS are non-GAAP financial measures. See Table A in the appendix for information regarding non-GAAP financial measures and descriptions of adjustments above.

SEMPRA UTILITIES
On July 13, the California Public Utilities Commission (CPUC) issued a final ruling approving a two-year extension through 2019 for San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas) to file their next applications in the Cost-of-Capital proceeding at the CPUC. The CPUC decision, which is consistent with the Cost-of-Capital assumptions provided for SDG&E and SoCalGas in the five-year financial plan at Sempra Energy’s 2017 Analyst Conference, adopts an authorized return on equity of 10.2 percent and 10.05 percent for SDG&E and SoCalGas, respectively, through 2019.

San Diego Gas & Electric
Second-quarter 2017 earnings for SDG&E were $149 million, compared with $100 million in the second quarter 2016, due primarily to higher CPUC base margin and lower operating costs. In last year’s second quarter, due to the final 2016-18 General Rate Case decision, SDG&E recorded a $31 million after-tax refund to ratepayers of benefits from tax repairs deductions, offset by a $9 million after-tax retroactive benefit for first-quarter 2016 earnings.
For the first six months of 2017, SDG&E’s earnings were $304 million, compared with $236 million in the same period last year.

Southern California Gas Co.
In the second quarter 2017, SoCalGas had earnings of $58 million, compared with a net loss of $1 million in last year’s second quarter, due primarily to an after-tax impairment of $13 million in the second quarter 2016 based on the CPUC’s decision related to the proposed North-South pipeline project. Additionally, in last year’s second quarter, due to the final 2016-18 General Rate Case decision, SoCalGas recorded a $49 million after-tax refund to ratepayers of benefits from tax repairs deductions, offset by a $12 million after-tax retroactive benefit for first-quarter 2016 earnings.
In the first half of 2017, SoCalGas’ earnings were $261 million, up from $198 million in the first half of 2016.
On July 31, SoCalGas resumed limited injections at the Aliso Canyon natural gas storage facility after receiving regulatory approval earlier in the month from the CPUC and California’s Division of Oil, Gas, and Geothermal Resources (DOGGR). The regulatory agencies certified that SoCalGas had met the conditions of the state’s rigorous safety review.

Sempra South American Utilities
In the second quarter 2017, Sempra South American Utilities had earnings of $45 million, compared with $43 million in the second quarter 2016.
For the first six months of 2017, earnings for Sempra South American Utilities were $92 million, compared with $81 million in the first six months last year.

SEMPRA INFRASTRUCTURE
Sempra Mexico
Sempra Mexico recorded a net loss of $9 million in the second quarter 2017, compared with earnings of $57 million in the second quarter 2016, due primarily to a $47 million impairment the company recorded on the

Termoélectrica de Mexicali power plant, which is being held for sale, as well as unfavorable foreign-currency and inflation effects.
For the first six months of 2017, Sempra Mexico had earnings of $39 million, compared with $75 million in the same period last year.
Yesterday, Mexican subsidiary IEnova announced several U.S.-dollar-denominated, long-term capacity agreements with Valero to develop three new liquids terminals - in Mexico City, Puebla and the Port of Veracruz. These projects represent IEnova’s first ventures in Mexico’s emerging $10 billion liquids market.

Sempra Renewables
Second-quarter 2017 earnings for Sempra Renewables were $23 million, up from $12 million in 2016, due primarily to higher earnings for solar assets placed into service during 2016.
In the first half of 2017, earnings for Sempra Renewables were $34 million, compared with $26 million in the first half of 2016.

Sempra LNG & Midstream
In the second quarter 2017, Sempra LNG & Midstream recorded earnings of $27 million, compared with a net loss of $149 million in the second quarter 2016. Sempra LNG & Midstream recorded a $28 million after-tax recovery in 2017 related to last year’s permanent releases of pipeline capacity, compared with a related $123 million after-tax loss in 2016.
For the first six months of 2017, Sempra LNG & Midstream recorded earnings of $28 million, compared with a net loss of $181 million in the first six months of 2016.
The company announced today that, based on several factors, it believes it is reasonable to expect that the Cameron LNG liquefaction-export project’s first liquefaction train could be delayed into 2019, with the other two trains following throughout 2019 and with no earnings expected in 2018. Despite the revisions in the schedule, the company does not expect any material impact on the long-term economics of the project and anticipates earnings from the project of $300 million to $350 million in 2020.

2017 EARNINGS GUIDANCE
Today, Sempra Energy raised its GAAP 2017 earnings-per-share guidance range to $4.95 to $5.25 and its adjusted 2017 earnings-per-share guidance range to $5 to $5.30, both from the previous earnings-per-share range of $4.85 to $5.25. The company also affirmed its previous 2018 earnings-per-share guidance range of $5.30 to $5.80.

INTERNET BROADCAST
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. EDT with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 4175144.

NON-GAAP FINANCIAL MEASURES

    Non-GAAP financial measures include Sempra Energy’s 2017 adjusted earnings guidance, and adjusted earnings and adjusted earnings per share for both the second quarter and first six months of 2017 and 2016. Information regarding these non-GAAP financial measures is in the appendix on Table A of the second-quarter financial tables.
Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2016 revenues of more than $10 billion. The Sempra Energy companies' more than 16,000 employees serve approximately 32 million consumers worldwide.
###
This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," "contemplates," "assumes," "depends," "should," "could," "would," "will," "confident," "may," “can,” "potential," "possible," "proposed," "target," "pursue," "outlook," "maintain," or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.
Factors, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company's (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E's electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website at www.sempra.com. Investors should not rely unduly on any forward-looking statements.  These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.
Sempra South American Utilities, Sempra Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same as the California Utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions, except per share amounts)	2017	2016(1)	2017	2016(1)
	(unaudited)
REVENUES
Utilities	$2,197	$1,994	$4,895	$4,436
Energy-related businesses	336	162	669	342
Total revenues	2,533	2,156	5,564	4,778

EXPENSES AND OTHER INCOME
Utilities:
Cost of electric fuel and purchased power	(553)	(561)	(1,080)	(1,076)
Cost of natural gas	(228)	(183)	(713)	(494)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(62)	(62)	(129)	(118)
Other cost of sales	38	(226)	16	(261)
Operation and maintenance	(731)	(706)	(1,445)	(1,406)
Depreciation and amortization	(368)	(314)	(728)	(642)
Franchise fees and other taxes	(101)	(96)	(211)	(207)
Impairment losses	(71)	(21)	(71)	(22)
Equity earnings (losses), before income tax	18	14	21	(8)
Other income, net	91	23	260	72
Interest income	8	6	14	12
Interest expense	(159)	(142)	(328)	(285)
Income (loss) before income taxes and equity earnings (losses) of certain unconsolidated subsidiaries	415	(112)	1,170	343
Income tax (expense) benefit	(167)	106	(462)	(2)
Equity earnings (losses), net of income tax	—	33	(8)	50
Net income	248	27	700	391
Losses (earnings) attributable to noncontrolling interests	12	(10)	1	(21)
Preferred dividends of subsidiary	(1)	(1)	(1)	(1)
Earnings	$259	$16	$700	$369

Basic earnings per common share	$1.03	$0.06	$2.79	$1.48
Weighted-average number of shares outstanding, basic (thousands)	251,447	250,096	251,290	249,915

Diluted earnings per common share	$1.03	$0.06	$2.77	$1.47
Weighted-average number of shares outstanding, diluted (thousands)	252,822	252,036	252,609	251,775

Dividends declared per share of common stock	$0.83	$0.75	$1.65	$1.51

(1)	As adjusted for the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share exclude items (after the effects of taxes and, if applicable, noncontrolling interests) in 2017 and 2016 as follows:
Three months ended June 30, 2017:
▪$(47) million impairment of Sempra Mexico’s Termoeléctrica de Mexicali (TdM) assets held for sale
▪$2 million deferred income tax benefit on the TdM assets held for sale
▪$28 million of recoveries related to 2016 permanent release of pipeline capacity
Three months ended June 30, 2016:
▪$(123) million losses from the permanent release of pipeline capacity at Sempra LNG & Midstream

▪	$(80) million adjustments related to tax repairs deductions reallocated to ratepayers as a result of the 2016 General Rate Case Final Decision (2016 GRC FD) at the California Utilities
▪$21 million incremental revenue increases for the first quarter of 2016 from the retroactive application of the 2016 GRC FD at the California Utilities
▪$(2) million deferred income tax expense on the TdM assets held for sale
Six months ended June 30, 2017:
▪$(47) million impairment of TdM assets held for sale
▪$5 million deferred income tax benefit on the TdM assets held for sale
▪$28 million of recoveries related to 2016 permanent release of pipeline capacity
Six months ended June 30, 2016:
▪$(123) million losses from the permanent release of pipeline capacity at Sempra LNG & Midstream
▪$(80) million adjustments related to tax repairs deductions reallocated to ratepayers as a result of the 2016 GRC FD at the California Utilities
▪$(27) million impairment charge related to Sempra LNG & Midstream's investment in Rockies Express Pipeline LLC (Rockies Express)
▪$(26) million deferred income tax expense on the TdM assets held for sale
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of Sempra Energy’s business operations from 2017 to 2016 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings
(Dollars in millions, except per share amounts)	Three months ended June 30, 2017				Three months ended June 30, 2016(2)
Sempra Energy GAAP Earnings				$259				$16
Excluded items:
Impairment of TdM assets held for sale	$71	$—	$(24)	47	$—	$—	$—	—
Deferred income tax (benefit) expense associated with TdM	—	(3)	1	(2)	—	3	(1)	2
Recoveries related to 2016 permanent release of pipeline capacity	(47)	19	—	(28)	—	—	—	—
Permanent release of pipeline capacity	—	—	—	—	206	(83)	—	123
SDG&E tax repairs adjustments related to 2016 GRC FD	—	—	—	—	52	(21)	—	31
SoCalGas tax repairs adjustments related to 2016 GRC FD	—	—	—	—	83	(34)	—	49
SDG&E retroactive impact of 2016 GRC FD for Q1 2016	—	—	—	—	(15)	6	—	(9)
SoCalGas retroactive impact of 2016 GRC FD for Q1 2016	—	—	—	—	(20)	8	—	(12)
Sempra Energy Adjusted Earnings				$276				$200

Diluted earnings per common share:
Sempra Energy GAAP Earnings				$1.03				$0.06
Sempra Energy Adjusted Earnings				$1.10				$0.79
Weighted-average number of shares outstanding, diluted (thousands)				252,822				252,036
	Six months ended June 30, 2017				Six months ended June 30, 2016(2)
Sempra Energy GAAP Earnings				$700				$369
Excluded items:
Impairment of TdM assets held for sale	$71	$—	$(24)	47	$—	$—	$—	—
Deferred income tax (benefit) expense associated with TdM	—	(8)	3	(5)	—	32	(6)	26
Recoveries related to 2016 permanent release of pipeline capacity	(47)	19	—	(28)	—	—	—	—
Permanent release of pipeline capacity	—	—	—	—	206	(83)	—	123
SDG&E tax repairs adjustments related to 2016 GRC FD	—	—	—	—	52	(21)	—	31
SoCalGas tax repairs adjustments related to 2016 GRC FD	—	—	—	—	83	(34)	—	49
Impairment of investment in Rockies Express	—	—	—	—	44	(17)	—	27
Sempra Energy Adjusted Earnings				$714				$625

Diluted earnings per common share:
Sempra Energy GAAP Earnings				$2.77				$1.47
Sempra Energy Adjusted Earnings				$2.83				$2.48
Weighted-average number of shares outstanding, diluted (thousands)				252,609				251,775
(1)
Income taxes were calculated based on applicable statutory tax rates, except for adjustments that are solely income tax. Income taxes associated with TdM were calculated based on the applicable statutory tax rate, including translation from historic to current exchange rates. An income tax benefit of $12 million associated with the 2017 TdM impairment has been fully reserved.

(2)	Reflects the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY 2017 ADJUSTED EARNINGS-PER-SHARE GUIDANCE RANGE TO SEMPRA ENERGY 2017 GAAP EARNINGS-PER-SHARE GUIDANCE RANGE (Unaudited)

Sempra Energy 2017 Adjusted Earnings-Per-Share Guidance Range of $5.00 to $5.30 excludes items (after the effects of taxes and, if applicable, noncontrolling interests) as follows:
▪$(47) million impairment of Sempra Mexico’s TdM assets held for sale
▪$5 million deferred income tax benefit on the TdM assets held for sale
▪$28 million of recoveries related to 2016 permanent release of pipeline capacity

Sempra Energy 2017 Adjusted Earnings-Per-Share Guidance is a non-GAAP financial measure. Because of the significance and/or nature of the excluded items, management believes this non-GAAP financial measure provides additional clarity into the ongoing results of the business and the comparability of such results to prior and future periods and also as a base for projected earnings-per-share compound annual growth rate. Sempra Energy 2017 Adjusted Earnings-Per-Share Guidance should not be considered an alternative to Earnings-Per-Share Guidance determined in accordance with GAAP. The table below reconciles Sempra Energy 2017 Adjusted Earnings-Per-Share Guidance Range to Sempra Energy 2017 GAAP Earnings-Per-Share Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

	Full-Year 2017
Sempra Energy GAAP Earnings-Per-Share Guidance Range	$4.95	to	$5.25
Excluded items(1):
Impairment of TdM assets held for sale	0.18		0.18
Deferred income tax benefit associated with TdM	(0.02)		(0.02)
Recoveries related to 2016 permanent release of pipeline capacity	(0.11)		(0.11)
Sempra Energy Adjusted Earnings-Per-Share Guidance Range	$5.00	to	$5.30
Weighted-average number of shares outstanding, diluted (thousands)			254,000
(1)	The effects of taxes and noncontrolling interests for excluded items are provided above in the reconciliation of Sempra Energy GAAP Earnings to Sempra Energy Adjusted Earnings.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	June 30, 2017	December 31, 2016(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$223	$349
Restricted cash	70	66
Accounts receivable, net	1,304	1,554
Due from unconsolidated affiliates	26	26
Income taxes receivable	110	43
Inventories	239	258
Regulatory balancing accounts – undercollected	261	259
Fixed-price contracts and other derivatives	186	83
Assets held for sale	109	201
Other	239	271
Total current assets	2,767	3,110

Other assets:
Restricted cash	17	10
Due from unconsolidated affiliates	373	201
Regulatory assets	3,569	3,414
Nuclear decommissioning trusts	1,029	1,026
Investments	2,134	2,097
Goodwill	2,379	2,364
Other intangible assets	541	548
Dedicated assets in support of certain benefit plans	427	430
Insurance receivable for Aliso Canyon costs	554	606
Deferred income taxes	166	234
Sundry	859	815
Total other assets	12,048	11,745
Property, plant and equipment, net	34,561	32,931
Total assets	$49,376	$47,786

Liabilities and Equity
Current liabilities:
Short-term debt	$1,826	$1,779
Accounts payable	1,167	1,476
Due to unconsolidated affiliates	11	11
Dividends and interest payable	339	319
Accrued compensation and benefits	314	409
Regulatory balancing accounts – overcollected	204	122
Current portion of long-term debt	1,287	913
Fixed-price contracts and other derivatives	109	83
Customer deposits	158	158
Reserve for Aliso Canyon costs	63	53
Liabilities held for sale	47	47
Other	538	557
Total current liabilities	6,063	5,927
Long-term debt	15,000	14,429

Deferred credits and other liabilities:
Customer advances for construction	146	152
Pension and other postretirement benefit plan obligations, net of plan assets	1,240	1,208
Deferred income taxes	4,191	3,745
Deferred investment tax credits	27	28
Regulatory liabilities arising from removal obligations	2,746	2,697
Asset retirement obligations	2,469	2,431
Fixed-price contracts and other derivatives	330	405
Deferred credits and other	1,559	1,523
Total deferred credits and other liabilities	12,708	12,189
Equity:
Total Sempra Energy shareholders’ equity	13,332	12,951
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,253	2,270
Total equity	15,605	15,241
Total liabilities and equity	$49,376	$47,786

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(Dollars in millions)	2017	2016(1)
	(unaudited)
Cash Flows from Operating Activities
Net income	$700	$391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	728	642
Deferred income taxes and investment tax credits	411	(76)
Impairment losses	71	22
Equity earnings, net	(13)	(42)
Fixed-price contracts and other derivatives	(142)	41
Other	(19)	45
Net change in other working capital components	138	167
Insurance receivable for Aliso Canyon costs	52	(354)
Changes in other assets	(88)	(67)
Changes in other liabilities	51	147
Net cash provided by operating activities	1,889	916

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,802)	(2,006)
Expenditures for investments	(97)	(46)
Proceeds from sale of assets	4	443
Distributions from investments	18	12
Purchases of nuclear decommissioning and other trust assets	(823)	(206)
Proceeds from sales by nuclear decommissioning and other trusts	823	204
Increases in restricted cash	(194)	(32)
Decreases in restricted cash	185	44
Advances to unconsolidated affiliates	(183)	(9)
Repayments of advances to unconsolidated affiliates	2	9
Other	—	(6)
Net cash used in investing activities	(2,067)	(1,593)

Cash Flows from Financing Activities
Common dividends paid	(368)	(335)
Preferred dividends paid by subsidiary	(1)	(1)
Issuances of common stock	28	29
Repurchases of common stock	(14)	(54)
Issuances of debt (maturities greater than 90 days)	1,932	1,384
Payments on debt (maturities greater than 90 days)	(1,006)	(986)
(Decrease) increase in short-term debt, net	(493)	865
Net distributions to noncontrolling interests	(25)	(10)
Other	(9)	(10)
Net cash provided by financing activities	44	882

Effect of exchange rate changes on cash and cash equivalents	8	8

(Decrease) increase in cash and cash equivalents	(126)	213
Cash and cash equivalents, January 1	349	403
Cash and cash equivalents, June 30	$223	$616

(1)	As adjusted for the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES AND INVESTMENTS

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2017	2016	2017	2016(1)
	(unaudited)
Earnings (Losses)
Sempra Utilities:
San Diego Gas & Electric	$149	$100	$304	$236
Southern California Gas	58	(1)	261	198
Sempra South American Utilities	45	43	92	81
Sempra Infrastructure:
Sempra Mexico	(9)	57	39	75
Sempra Renewables	23	12	34	26
Sempra LNG & Midstream	27	(149)	28	(181)
Parent and other	(34)	(46)	(58)	(66)
Earnings	$259	$16	$700	$369

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2017	2016	2017	2016
	(unaudited)
Capital Expenditures and Investments
Sempra Utilities:
San Diego Gas & Electric	$345	$273	$763	$602
Southern California Gas	325	310	682	650
Sempra South American Utilities	34	39	77	82
Sempra Infrastructure:
Sempra Mexico	87	100	227	140
Sempra Renewables	31	279	100	478
Sempra LNG & Midstream	22	45	37	92
Parent and other	4	5	13	8
Consolidated Capital Expenditures and Investments	$848	$1,051	$1,899	$2,052

(1)	As adjusted for the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
UTILITIES	2017	2016	2017	2016

SDG&E and SoCalGas
Gas Sales (Bcf)(1)	71	73	197	186
Transportation (Bcf)(1)	148	144	304	292
Total Deliveries (Bcf)(1)	219	217	501	478

Total Gas Customers (Thousands)			6,825	6,789

Electric Sales (Millions of kWhs)(1)	3,565	3,512	7,329	7,285
Direct Access (Millions of kWhs)	786	772	1,573	1,606
Total Deliveries (Millions of kWhs)(1)	4,351	4,284	8,902	8,891

Total Electric Customers (Thousands)			1,438	1,429

Other Utilities
Natural Gas Sales (Bcf)
Sempra Mexico	7	7	15	15
Mobile Gas(2) (3)	—	11	—	24
Willmut Gas(3)	—	1	—	2
Natural Gas Customers (Thousands)
Sempra Mexico			120	116
Mobile Gas(2) (3)			—	85
Willmut Gas(3)			—	19
Electric Sales (Millions of kWhs)
Peru	1,780	1,887	3,674	3,836
Chile	691	682	1,502	1,481
Electric Customers (Thousands)
Peru			1,086	1,065
Chile			696	679

ENERGY-RELATED BUSINESSES

Sempra Infrastructure
Power Sold (Millions of kWhs)
Sempra Mexico(4)	650	665	1,705	1,245
Sempra Renewables(5)	1,192	725	2,206	1,492
Sempra LNG & Midstream	229	243	494	464

(1)	Includes intercompany sales.
(2)	Includes transportation.
(3)	On September 12, 2016, Sempra LNG & Midstream completed the sale of the parent company of Mobile Gas and Willmut Gas.
(4)
Includes power sold at the Termoeléctrica de Mexicali natural gas-fired power plant and in 2017, at the Ventika wind power generation facilities acquired in December 2016. Also includes 50 percent of total power sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50-percent ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.

(5)
Includes 50 percent of total power sold related to solar and wind projects in which Sempra Energy has a 50-percent ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method.